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Exhibit 23.4

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS
306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
(817) 336-2461

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

        The undersigned hereby consents to the references to our firm in the form and context in which they appear or are incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Eagle Rock Energy Partners, L.P. ("Registration Statement") and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information with respect to the oil and gas reserves of Eagle Rock Energy Partners, L.P.'s oil and gas reserves as of December 31, 2010.

        We further consent to the reference to our firm under the heading "Experts."

/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Forth Worth, Texas January 11, 2012

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  Exhibit 23.4